Exhibit 35.2
SERVICER COMPLIANCE STATEMENT
CABELA'S CREDIT CARD MASTER NOTE TRUST

Cabela’s Credit Card Master Note Trust
c/o WFB Funding, LLC
4800 NW 1st Street
Lincoln, Nebraska 68521
Attention: 73001-0150140

In connection with the Annual Report on Form 10-K of Cabela’s Credit Card Master Note Trust, as the issuing entity in respect of the notes, for the fiscal year ended December 31, 2019 (the “Report”), the undersigned, a duly authorized officer of Capital One Services, LLC (“COSL”), as servicer (the “Servicer”), does hereby certify and represent that:

1.	COSL is Servicer under the Subservicing Agreement dated as of March 28, 2018 (the “Agreement”) by and between Capital One Bank (USA), National Association (“COBNA”) and COSL.

2.	A review of the activities of COSL, as Servicer, during the period that is the subject of the Report and of its performance under the Agreement has been made under my supervision.

3.
To the best of my knowledge, based on such review, COSL, as Servicer, has fulfilled all of its obligations under the Agreement in all material respects throughout the period that is the subject of the Report.

IN WITNESS WHEREOF, the undersigned has duly executed this Servicer Compliance Statement this 27th day of March, 2020.
CAPITAL ONE SERVICES, LLC

By:	/s/ MICHAEL WASSMER

Name:	Michael Wassmer
Title:	President, US Card